Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

New GulfMark International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Board of Directors hereby recommends to the Corporation's sole shareholder that article First of the Corporation's Certificate of Incorporation be amended to read as follows:

          "FIRST. The name of the corporation (the "Corporation") is GulfMark Offshore, Inc."

     RESOLVED, that, upon approval by the Corporation's sole shareholder, the Corporation's Certificate of Incorporation be amended to change the corporate name from New GulfMark International, Inc. to GulfMark Offshore, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to the said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said New GulfMark International, Inc. has caused this certificate to be signed by Frank R. Pierce, its Executive Vice President, this 6th day of March, 1997.

                                        NEW GULFMARK INTERNATIONAL, INC.

                                        By:                /s/ Frank R. Pierce
                                              -------------------------------------------------
                                              Frank R. Pierce, Executive Vice President

STATE OF TEXAS

COUNTY OF HARRIS

     This instrument was acknowledged before me on the 6th day of March, 1997 by Frank R. Pierce as Executive Vice President of New GulfMark International, Inc. Such person acknowledged to me that this Certificate of Amendment of Certificate of Incorporation is the deed and act of New GulfMark International, Inc. and that all facts stated herein are true.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 6th day of March, 1997.

                                         /s/ Janis Buchanan
                                         -------------------------------
                                         Notary Public In and For
                                         The State of Texas